UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2010, Generex Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale (the “Offering”) of up to 49,455,130 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Common Stock Purchase Agreement requires the Company to issue and sell, and Seaside to purchase, up to 2,000,000 shares of Common Stock once every two (2) weeks (except the number of shares sold in the last closing will not exceed 1,455,130), subject to the satisfaction of customary closing conditions and certain exceptions, beginning on April 8, 2010 (the “Initial Closing”) and ending on or about the date that is forty eight (48) weeks subsequent to the Initial Closing; provided, however, that in no event shall the Company issue and sell more than 49,455,130 shares of Common Stock (the “Cap”), without first obtaining stockholder approval.   The offering price of the Common Stock at each closing is an amount equal to the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten consecutive trading days immediately prior to a Closing Date multiplied by 0.89 and (ii) the VWAP for the trading day immediately prior to a Closing Date multiplied by 0.95.

In the event that the Per Share Purchase Price, as defined in the Common Stock Purchase Agreement, does not equal or exceed $0.33 (the “Floor”), as calculated with respect to any subsequent closing date, then such subsequent closing will not occur, and there will be one fewer subsequent closing, and the aggregate number of shares of common stock that will be purchased under the Common Stock Purchase Agreement will be reduced by 2,000,000 or fewer shares in accordance with the Cap.  Seaside also has the option to reduce (but not increase) the number of Shares purchased at any subsequent closing such that the dollar amount of the investment at such closing is an amount equal to two times the amount invested by Seaside at the immediately preceding closing.

The Common Stock Purchase Agreement provides that Seaside may, immediately upon written notice to the Company, terminate the Common Stock Purchase Agreement if at any time prior to the final subsequent closing date the Company consummates a financing (other than straight debt financing not accompanied by the issuance or potential issuance of shares of common stock or any common stock equivalent) to which Seaside is not a party that results in gross proceeds to the Company in excess of $5,000,000, and that the Company may, upon two days’ prior written notice to Seaside, terminate the Common Stock Purchase Agreement for any reason.  The Common Stock Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.

The Company has agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the issuance and sale of the Shares under the Common Stock Purchase Agreement.

The price per share for the Initial Closing was $0.47259, and the Company raised gross proceeds of approximately $945,180 at such Initial Closing, before estimated offering expenses of approximately $107,807 which includes placement agent fees.  The amounts to be raised in subsequent closings are not estimable as of the date of this Current Report on Form 8-K.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-164591), which was declared effective by the Securities and Exchange Commission on February 9, 2010.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

In connection with the Offering, pursuant to a placement agency agreement entered into by and between Midtown Partners & Co., LLC (“Midtown”) and the Company on June 8, 2009, as amended by letter agreement dated August 5, 2009, August 18, 2009, September 11, 2009 and April 7, 2010, the Company will pay Midtown  a cash fee representing 4% of the gross purchase price paid by Seaside for the Shares at each closing.  In addition, at each closing, the Company will issue Midtown, or its permitted assigns, a five-year warrant to purchase the number of shares of common stock of the Company equal to 2.5% of the sum of the number of Shares issued to the investor at such closing.  The shares underlying Midtown’s warrants will be issued pursuant to the Prospectus Supplement. The warrants provides for cashless exercise in the event there is no registration statement covering the underlying warrant shares.  The exercise price per share will be equal to the Per Share Purchase Price paid by Seaside at each respective closing. The Company may also reimburse the placement agent for certain fees and legal expenses reasonably incurred in connection with the Offering.

On April 8, 2010, the Company issued a press release announcing the Common Stock Purchase Agreement and Initial Closing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Common Stock Purchase Agreement, the Placement Agent Agreement and the form of the warrant issued to the placement agent and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description of the Common Stock Purchase Agreement is qualified in its entirety by reference to the Common Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.   The foregoing description of the Placement Agent Agreement, the amendments thereto, and the form of warrant issued to the placement agreement is qualified in its entirety by reference to the Placement Agent Agreement, the amendments thereto,  and the form of warrant issued to the placement agent, which are filed as Exhibits 1.1, 1.2 and 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the Shares it may purchase under the Common Stock Purchase Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit Number	Description
1.1
Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009 (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009).

1.2	Amendment dated as of April 7, 2010 to Placement Agent Agreement attached as Exhibit 1.1 hereto.

4.1	Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibits 1.1 and 1.2 hereto

10.1	Common Stock Purchase Agreement dated April 7, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP.

99.1	Press Release, dated April 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: April 8, 2010	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1
Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendments dated August 5, August 18, and September 11, 2009 (incorporated by reference to Exhibit 1.1 to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on September 15, 2009).

1.2	Amendment dated as of April 7, 2010 to Placement Agent Agreement attached as Exhibit 1.1 hereto.

4.1	Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibit 1.1 hereto

10.1	Common Stock Purchase Agreement dated April 7, 2010 by and between Generex Biotechnology Corporation and Seaside 88, LP.

99.1	Press Release, dated April 8, 2010.